Exhibit 10.12

Memorandum of Understanding

Regarding

Amendments to the Agreement on Bank Transactions

November 30, 2011

To:  The Bank of Yokohama, Ltd.

(Customer)	Address:	Meisan Takahama Building, Seventh Floor 2-12-23, Kounan, Minato Ward Tokyo 108-0075
	Principal:	UBIC, Inc. Masahiro Morimoto Representative Director	(seal)

Address:
	Guarantor:		(seal)

UBIC, Inc. (the “Customer”) (represented by Masahiro Morimoto, Representative Director) or the Guarantor hereby covenants that if the Agreement on Bank Transactions entered into by and between the Customer and The Bank of Yokohama, Ltd. (the “Bank”), dated December 17, 2008 (as amended, modified and restated; the “Original Agreement”) contains Article 5-2, the provisions of Article 5-2 as amended hereinafter will apply to the transactions between the Customer and the Bank, and further that if the Original Agreement does not contain Article 5-2, the following provisions will additionally apply to the transactions between the Customer and the Bank. The Customer or the Guarantor also hereby covenants that the provisions of Article 6 of the Original Agreement as amended hereinafter will apply to the transactions between the Customer and the Bank.

The amendments hereunder shall become effective retrospectively to the above-referenced date of the execution of the Original Agreement. Other than those provisions as amended hereby, any and all provisions of the Original Agreement shall not be affected hereby and shall remain effective and in full force.

Details:

Article 5-2 (Exclusion of Antisocial Forces)

(1)            The Customer hereby represents that the Customer or the Guarantor is not currently an organized group of gangsters, a member of any organized group of gangsters, a person or entity that is within five (5) years of the date on which it or he/she no longer is a member of the organized group of gangsters, a quasi-member of any organized group of gangsters, a company affiliated with any organized group of gangsters, a corporate racketeer known as “sokaiya,” or other blackguard purportedly involved in a public campaign or organized violence group with special intelligence, or any other entity similar thereto (collectively, the “Member of the Organized Group of Gangsters and Others”) and does not fall under any one of the following, and covenants that the Customer or the Guarantor will not fall under any one of the following:

1                    That it has any relationship by which it is concluded that its management is controlled by the Member of the Organized Group of Gangsters and Others;

2                    That it has any relationship by which it is concluded that the Member of the Organized Group of Gangsters and Others substantially participate in the its management;

3                    That it has any relationship by which it is concluded that it is illegally utilizing the Member of the Organized Group of Gangsters and Others, such as acting with the intent to acquire a wrongful gain for itself, himself/herself or any third party or cause any third party damage;

4                    That it has any relationship by which it is concluded that it is involved with the Member of the Organized Group of Gangsters and Others by providing them with funds or benefit; and

5                    That any of its officers or any person who substantially participates in the management has any socially reprehensible relationship with the Member of the Organized Group of Gangsters and Others.

(2)            The Customer hereby covenants that the Customer or the Guarantor will not conduct any act falling under any one of the following directly or through the use of any third party:

1                    Act of demanding something with violence;

2                    Illegal act of demanding something beyond the lawful responsibilities;

3                    Act of exerting threatening words and deeds or using violence in connection with any transaction;

4                    Act of injuring the reputation and trust of the Bank by spreading untrue information, or utilizing fraudulent means or violence; and

5                    Other acts similar to each of the foregoing.

(3)            If it turns out that the Customer or the Guarantor is the Member of the Organized Group of Gangsters and Others or falls under any one of the Items of Paragraph 1 or conducts any act falling under any one of the Items of the immediately preceding Paragraph, or has made a false statement with respect to the representations and covenants set forth in Paragraph 1 and, as a result, it is found inappropriate for the Bank to continue its transactions with the Customer, any and all obligations the Customer owes the Bank shall, upon the request of the Bank, become due and payable and the Customer shall immediately repay its obligations.

(4)            Even if the operation of the provision of the immediately preceding Paragraph causes the Customer or the Guarantor damage, the Customer or the Guarantor hereby agrees not to assert any claim against the Bank. If the Bank suffers any damage, the Customer or the Guarantor shall be liable therefor.

Article 6 (Repurchase of Discounted Bills and Notes)

(1)            In cases where the Customer has had its bills and notes discounted, then the Customer shall have the obligation to repurchase the amount appearing on the face of the bills and notes so discounted as a matter of course without any notice or demand from the Bank and immediately repay them, when any one of the events set forth in the Items of Paragraph 1 of Article 5 occurs to the Customer, with respect to all of the bills and notes, or when the principal obligor of the bills and notes fails to make payment on the due date or any one of the Items of Paragraph 1 of Article 5 occurs to the principal obligor of the bills and notes, with respect to the bills and notes in which such person is the principal obligor.

(2)            In cases where the Customer has had its bills and notes discounted by the Bank, the Customer shall, upon the demand of the Bank, have the obligation to repurchase the amount appearing on the face of the bills and notes so discounted and immediately repay them, when any one of the events set forth in the Items of Paragraphs 2 of Article 5 occurs the Customer, with respect to all of the bills and notes, and when there arises any reasonable cause by which the Bank is required to protect its rights and claims against the principal obligor of those bills and notes, with respect to the bills and notes in which such person is the principal obligor.

3.                 In cases where the Customer has its bills and notes discounted by the Bank, the Customer shall, upon the demand of the Bank, have the obligation to repurchase the amount appearing on the face of the bills and notes so discounted and repay them, provided that the Customer or the Guarantor is the Member of the Organized Group of Gangsters and Others or falls under any one of the Items of Paragraph 1 of Article 5-2, or that it turns out that it has conducted any act falling any one of the Items of Paragraph 2 of Article 5-2 or has made a false statement with respect to the representations and warranties set forth in Article 5-2, Paragraph 1 and, as a result, it is not appropriate for the Bank to continue its transactions with the Customer.

4.                 The Bank may exercise any and all rights and claims as the holder of the bills and notes unless and until the Customer satisfies its obligations set forth the immediately preceding three (3) Paragraphs.

5.                 Even if the operation of the provision of the immediately preceding Paragraph causes the Customer or the Guarantor damage, the Customer or the Guarantor hereby agrees not to assert any claim against the Bank. If the Bank suffers any damage, the Customer or the Guarantor shall be liable therefor.